UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2007

UNION BANKSHARES COMPANY

(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Main Street

Ellsworth, ME 04605

(Address of principal executive offices) (Zip Code)

(207) 667-2504

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Camden National Corporation (“Camden”) and Union Bankshares Company (“Union Bankshares”) jointly announced on August 14, 2007 the signing of a definitive agreement (the “Merger Agreement”) for the acquisition of Union Bankshares by Camden in an exchange of cash and stock (the “Merger”). Immediately following the Merger, Union Bankshares’ subsidiary bank, Union Trust Company, will merge with and into Camden’s subsidiary bank, Camden National Bank. Branches of Union Trust Company located in Hancock and Washington counties will be operated as a separate division under the name “Union Trust, a division of Camden National Bank,” while remaining branches of Union Trust Company, located in Camden National Bank’s existing footprint, will be operated under the name “Camden National Bank.”

The transaction, approved by the Boards of Directors of both companies, is valued at approximately $72.5 million. The terms of the merger agreement call for each outstanding share of Union Bankshares common stock to be converted into the right to receive $68.00 in cash or 1.9106 shares of Camden common stock. Union Bankshares shareholders will have the right to elect to receive either cash or stock with the constraint that the overall transaction must be consummated with 60% of the Union Bankshares shares being exchanged for Camden common stock and 40% being exchanged for cash. If there is an imbalance in elections, there will be a proration of proceeds to achieve the 60/40 split.

Following the Merger, one current director of Union Bankshares will be appointed to the Board of Directors of Camden. Peter A. Blyberg and one other current director of Union Trust Company will be appointed to the Board of Directors of Camden National Bank, and Peter A. Blyberg will be appointed Vice Chairman of the Board. The directors of Union Trust Company will also be invited to serve as members of the Union Trust Division Advisory Board to be established and maintained by Camden for at least two years following the Merger.

The transaction is subject to approval by the shareholders of Union Bankshares, as well as customary regulatory approvals and notifications.

For additional information, reference is made to the press release dated August 14, 2007, which is included as Exhibit 99.1 and is incorporated herein by reference, and to the Agreement and Plan of Merger by and between Camden National Corporation and Union Bankshares Company, dated as of August 13, 2007, which is filed as Exhibit 2.1 and is incorporated herein by reference. On August 14, 2007, Union Trust Company also distributed a memorandum to all employees regarding the Merger, which is filed as Exhibit 99.2 and incorporated herein by reference, a copy of the press release dated August 14, 2007, and a memorandum to all employees with talking points for Union Trust customers, which is filed as Exhibit 99.3 and incorporated herein by reference.

Additional Information About the Merger. In connection with the proposed Merger, Camden and Union Bankshares intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN, UNION BANKSHARES AND THE MERGER. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Camden or Union Bankshares with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden National Corporation, Two Elm Street, Camden, Maine 04843, Attention: Suzanne Brightbill, and free copies of the documents filed with the SEC by Union Bankshares by directing a written request to Union Bankshares Company, 66 Main Street, Ellsworth, Maine 04605, Attention: Terance Fancy.

Participants in the Merger. Camden, Union Bankshares and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Union Bankshares in connection with the merger. Information about the directors and executive officers of Camden and Union Bankshares and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Camden’s directors and executive officers in the proxy statement for Camden’s annual meeting of stockholders filed with the SEC on March 21, 2007. You can find information about Union Bankshares’ directors and executive officers in the proxy statement for Union Bankshares’ annual meeting of shareholders filed with the SEC on May 11, 2007. You can obtain free copies of these documents from the SEC, Camden or Union Bankshares using the contact information above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Union Trust Company previously entered into salary continuation agreements (the “Agreements”) with certain of its executive officers, including Messrs. Blyberg, Lynch, and Ms. Sargent, pursuant to which, should the executive terminate his/her employment, either voluntarily or involuntarily, within three years of a change of control or other “business combination” as defined in the Agreements, the executive would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him/her in the last full fiscal year prior to termination of his/her employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code.

In connection with the signing of the Merger Agreement, Union Trust Company has entered into an amendment to the Agreements with certain of its executive officers, including Mr. Lynch and Ms. Sargent (the “Amended Agreements”), and has entered into a waiver of the Agreement with Mr. Blyberg (the “Waiver”).

The Amended Agreements have been entered into in order to comply with the requirements of the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and in order to provide that the payment provided under Section 1 of the Agreement will be paid in a single lump sum upon the occurrence of a “business combination” as defined in the Agreements. The Amended Agreements are, by their terms, only effective upon the consummation of the Merger. Assuming, and dependent on the timing of, the consummation of the Merger, Mr. Lynch and Ms. Sargent and each of the other executive officers of Union Trust Company who entered into an Agreement, with the exception of Mr. Blyberg, will be paid a lump payment equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an “excess parachute payment” within the meaning of Section 280G of the Code.

In entering into the Waiver, Union Trust Company and Mr. Blyberg considered that Mr. Blyberg, as a shareholder and employee of Union Bankshares, will benefit from the consummation of the Merger and agreed to waive any and all benefits and/or payments Mr. Blyberg may now or in the future be entitled to receive under the Agreement, effective as of the day immediately prior to the closing date of the Merger.

A copy of a form of the Amended Agreements is attached as Exhibit 10.7 and a copy of the Waiver is attached as Exhibit 10.8.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Camden National Corporation and Union Bankshares Company, dated as of August 13, 2007

10.7	Form of Amendment to Salary Continuation Agreement between Union Trust Company and Mr. John P. Lynch, Executive Vice President and Regional Manager, Ms. Rebecca J. Sargent, Senior Vice President and Senior Trust Officer and certain other executive officers of Union Trust Company

10.8	Waiver of Salary Continuation Agreement between Union Trust Company and Mr. Peter A. Blyberg, President and Chief Executive Officer

99.1	Press release dated August 14, 2007.

99.2	Memorandum to Union Trust Employees, dated August 14, 2007, regarding the Agreement and Plan of Merger by and between Camden National Corporation and Union Bankshares Company

99.3	Memorandum to Union Trust Employees, dated August 14, 2007, with talking points for Union Trust customers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

By:	/s/ Peter A. Blyberg
Name:	Peter A. Blyberg
Title:	President and Chief Executive Officer

Date: August 15, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Camden National Corporation and Union Bankshares Company, dated as of August 13, 2007

10.7	Form of Amendment to Salary Continuation Agreement between Union Trust Company and Mr. John P. Lynch, Executive Vice President and Regional Manager, Ms. Rebecca J. Sargent, Senior Vice President and Senior Trust Officer and certain other executive officers of Union Trust Company

10.8	Waiver of Salary Continuation Agreement between Union Trust Company and Mr. Peter A. Blyberg, President and Chief Executive Officer

99.1	Press release dated August 14, 2007.

99.2	Memorandum to Union Trust Employees, dated August 14, 2007, regarding the Agreement and Plan of Merger by and between Camden National Corporation and Union Bankshares Company

99.3	Memorandum to Union Trust Employees, dated August 14, 2007, with talking points for Union Trust customers